UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

SOUNDSTORM DIGITAL, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-189112	45-2132887
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#305 - 3280 West Broadway
Vancouver, British Columbia, Canada V6K 2H4
(Address, Including Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:	(604) 861-8980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Soundstorm Digital, Inc. reports that the company’s business development efforts have not worked out.  On December 29, 2015, the Board of Directors of the Company unanimously approved the voluntary suspension of the Company’s duty to file SEC reports and the voluntary deregistration of its common stock. These actions will result in the Company no longer being a reporting issuer to the SEC and the Company's common shares no longer being quoted on the Over-the-Counter Bulletin Board. In accordance with the resolutions adopted by its Board of Directors, the Company will file a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 on Form 15 with the Securities and Exchange Commission (SEC). The Company is eligible to suspend its reporting obligations and deregister its common stock because there are less than 300 holders of record of the Company's common stock.

Upon the filing of Form 15, the Company's obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q, and 8K, will be immediately suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of Form 15 with the SEC.  Members of the board of directors will resign as directors of the company, with such resignations to be effective immediately following the filing of the Form 15.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDSTORM DIGITAL, INC.
(Registrant)

Signature	Title	Date

/s/ Geoffrey Lee	President, CEO and Director	December 30, 2015
Geoffrey Lee

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